EX-99B(p)(1)

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST

CODE OF ETHICS

Policy on Personal Securities Transactions

April 20, 2005

1.	CODE OF ETHICS

Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (including the Master Trust’s “feeder funds” that are advised or administered by Wells Fargo Funds Management, LLC (“Funds Management”), an investment adviser registered under the Investment Advisers Act of 1940 (“Advisers Act”), or an affiliate thereof) (each, including the series thereof, a “Wells Fargo Mutual Fund” and together, the “Wells Fargo Mutual Funds”), all registered investment companies under the Investment Company Act of 1940 (the “1940 Act”), adopt this Code of Ethics and Policy on Personal Securities Transactions (the “Code”) pursuant to Rule 17j-1 under the 1940 Act. Definitions of underlined terms are included in Appendix A.

The Code is applicable to the following individuals (each, an “Access Person”):

•	all Wells Fargo Mutual Fund officers;

•	all Wells Fargo Mutual Fund trustees, either interested or disinterested; and

•	all natural persons in a control relationship with a Wells Fargo Mutual Fund who obtain information concerning recommendations about the purchase or sale of a security by a portfolio of a Wells Fargo Mutual Fund (a “Portfolio”).

The Wells Fargo Mutual Funds are committed to maintaining the highest ethical standards. The Code reflects the Wells Fargo Mutual Funds’ views on dishonesty, self-dealing and conflicts of interest, which will not be tolerated. Each Access Person is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements.

Any person who has any question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact the Funds Management Compliance Officer (the “Compliance Officer”).

1.1	ACCESS PERSON

Access Persons of the Wells Fargo Mutual Funds may at some time have access to or obtain investment information. All Access Persons are subject to the requirements of the Code.

As an Access Person, you are required to report quarterly, absent an exception, all transactions in any securities in which you or any member of your immediate family who shares the same household with you (a “Family Member”) has any direct or indirect beneficial ownership.

Notwithstanding the foregoing, you will not be required to make a report with respect to transactions effected for, and securities held in, any account over which neither you nor any Family Member has any direct or indirect influence or control. For additional exceptions to the reporting requirements see Page 5.

1.2	STANDARDS OF BUSINESS CONDUCT

•	Duty of loyalty to shareholders, which requires that you act for the best interests of the shareholders and always place the shareholders’ interests first and foremost.

•	Access Persons must avoid actions or activities that allow (or appear to allow) them or their Family Members to profit or benefit from their positions with the Wells Fargo Mutual Funds, or that brings into question their independence or judgment.

•	Access Persons must always observe the highest standards of business conduct and act in accordance with all applicable laws and regulations.

•	Access Persons cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Wells Fargo Mutual Fund:

•	employ any device, scheme or artifice to defraud any Wells Fargo Mutual Fund;

•	make to a Wells Fargo Mutual Fund any untrue statement of a material fact or omit to state to a Wells Fargo Mutual Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	engage in any act, practice or course of business which would operate as a fraud or deceit upon any Wells Fargo Mutual Fund; or

•	engage in any manipulative practice with respect to any Wells Fargo Mutual Fund.

•	Access Persons cannot engage in any inappropriate trading practices. Access Persons must comply with the share trading policies of all the mutual funds in which they invest.

2.	PERSONAL SECURITIES TRANSACTIONS

Access Persons must accomplish all personal securities transactions in a manner that avoids a conflict between their personal interests and those of the shareholders. When Access Persons invest for their own accounts, conflicts of interest may arise between the shareholders and the Access Person’s interests.

2.1	PERSONAL SECURITIES TRANSACTIONS RECORDS

Initial and Annual Holdings Reports: Access Persons are required to report brokerage accounts and holdings (subject to Code requirements) within 10 days of employment and annually. An Access Person’s brokerage account may be submitted in lieu of a separate initial or annual holdings report. The holdings report must contain the following:

a)	title and exchange ticker symbol or CUSIP number;

b)	number of shares or principal amount of the security involved;

c)	type of security; and

d)	name of the broker-dealer or bank that maintained the account.

Quarterly Transactions Reports: The Wells Fargo Mutual Funds require that Access Persons report on a quarterly basis any transaction in a security over which the Access Person had any direct or indirect beneficial ownership. A record of every transaction in a security is required with the following information to be maintained:

a.	title and exchange ticker symbol or CUSIP number;

b.	number of shares or principal amount of the security involved;

c.	interest rate and maturity date (if applicable);

d.	date of the transaction;

e.	nature of the transaction (purchase or sale);

f.	price at which the trade was effected; and

g.	name of the broker-dealer or bank that executed the transaction.

The attached form (See Page 14) should be used to record quarterly transaction information. It is required by federal law to be submitted not later than 30 days after the calendar quarter in which effected. If the thirtieth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline. Please forward the report to the Funds Management Compliance Group (“Compliance”). If there are no activities for the quarter, a report indicating such is still required.

Exceptions to Reporting

(1)	If you are an Independent Trustee you are not required to submit the following reports:

(A)	an initial holdings report;

(B)	an annual holdings report; or

(C)	a quarterly transaction report for transactions in securities, unless you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as Trustee should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by the Wells Fargo Mutual Fund (or any series thereof).

The “should have known” standard does not:

•	imply a duty of inquiry;

•	presume you should have deduced or extrapolated from the discussions or memoranda dealing with the Portfolio’s investment strategies; or

•	impute knowledge from your awareness of a Portfolio’s holdings, market considerations, or investment policies, objectives and restrictions.

(2)	You are not required to detail or list the following items on your initial and annual holdings reports and quarterly transactions reports:

(A)	Purchases or sales effected for any account over which you have no direct or indirect influence or control; and

(B)	Purchases or sales of any of the following securities:

•	Direct obligations of the U.S. government;

•	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	shares issued by money market funds, whether affiliated or non-affiliated; and

•	shares issued by open-end investment companies, other than Wells Fargo Mutual Fund shares. You must report your holdings and transactions in Wells Fargo Mutual Fund shares (other than shares of money market funds).

(3)	An Access Person need not submit a quarterly transactions report to Funds Management if all the information in the report would duplicate information contained in brokerage account statements received by Funds Management not later than 10 days after the calendar quarter.

Acknowledgement and Certification: All Access Persons must sign this form (See Page 13) on an annual basis to comply with the Wells Fargo Mutual Funds’ policies and procedures.

2.2	ACCESS PERSON TRADE PROCEDURES

Each trade of an Access Person is subject to the following restriction:

60 Day Holding Period for Wells Fargo Mutual Fund Shares

Any Access Person who makes a trade in shares of a Wells Fargo Mutual Fund (other than shares of a money market fund) is subject to a 60 calendar day holding period. Wells Fargo Mutual Fund shares may not be redeemed or purchased within 60 days after an earlier purchase or redemption without advance written approval by the Compliance Officer. If a reinvestment of dividends is the only so-called “purchase” of additional Wells Fargo Mutual Fund shares, the 60 day holding period does not apply.

Note:	This restriction does apply to an Independent Trustee’s trades Wells Fargo Mutual Fund shares.

2.3	REPORTING REQUIREMENTS

The following table summarizes some of the reporting requirements. Requirements for other security type transactions may be confirmed with the Compliance Officer.

Security Type	Quarterly Reporting
Corporate Debt Transactions	Yes

Equity Transactions	Yes

Government Bond	No

Money Market Funds (affiliated and non-affiliated)	No

Municipal Bond	Yes

Short Term / Cash Equivalents	No

SPP / DRIPS* — automatic purchases	No

US Treasury / Agencies	No

Wells Fargo Mutual Funds (other than money market funds)	Yes

*	Sales of stocks from SPP or DRIPs: Please notify Compliance in writing of sale and include transactions in any reports.

2.4	CONFIDENTIALITY

All reports of personal securities transactions, holdings and any other information filed pursuant to the Code will be kept CONFIDENTIAL, provided, however, that such information will be subject to review by appropriate Funds Management personnel (Compliance and/or Senior Management) and legal counsel, and will be provided to government authorities or others if required by law or court order.

2.5	ADDITIONAL RESTRICTIONS ON CERTAIN ACCESS PERSONS’ PERSONAL TRADING

*Only Access Persons who meet the definition of Investment Personnel as defined in Appendix A to the Code, MUST COMPLY with this sub-section. If you are such an Access Person, the Compliance Officer will notify you of your status in writing.

The following are the Wells Fargo Mutual Funds’ additional restrictions on Investment Personnel personal trading:

Restricted Investments

Security Type	Purchase	Sale

Initial Public Offerings (IPOs) (An IPO is a corporation’s first offering of a security representing shares of the company to the public.)	PROHIBITED	PERMITTED – If security held prior to becoming an Access Person, sale permitted subject to advance written approval by the Compliance Officer.

Limited Offerings (A limited offering is an offer or sale of any security by a brokerage firm not involving a public offering, for example, a venture capital deal.)	PROHIBITED	PERMITTED – If security held prior to becoming an Access Person, sale permitted subject to advance written approval by the Compliance Officer.

Ban on Short Term Trading Profits

The purchase and sale, or the sale and purchase, of the same security (or equivalent) within sixty (60) calendar days and at a profit is PROHIBITED. This restriction applies without regard to tax lot considerations and short sales. Exercise options are not restricted; however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED. Exceptions require advance written approval from the Compliance Officer. Profits from any sale before the 60-day period expires may require disgorgement. For purpose of counting the 60 days, multiple transactions in the same security will be counted in such a manner as to produce the shortest time period between transactions.

This prohibition includes short sales. Exercised options are excluded, but profitable purchases and sales of options occurring within 60 days are prohibited. Sales at original purchase price or at a loss are not prohibited. All other exceptions require advance written approval from the Compliance Officer.

3.	Enforcement of the Code

The Compliance Officer has several responsibilities to fulfill in enforcing the Code. Some of these responsibilities are summarized below.

3.1	COMPLIANCE OFFICER’S DUTIES AND RESPONSIBILITIES

The Compliance Officer:

•	will provide each Access Person with a copy of the Code and any amendments thereto;

•	shall notify each person in writing who becomes an Access Person of a Wells Fargo Mutual Fund and who is required to report under the Code of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting;

•	will, on a quarterly basis, compare all reported personal securities transactions with each Wells Fargo Mutual Fund’s completed portfolio transactions. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material; and

•	will submit his or her own reports, as may be required pursuant to the Code, to an alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer’s reports. If a securities transaction of the Compliance Officer is under consideration, the Chief Legal Officer of Funds Management will act as the Alternate Compliance Officer for purposes of this Section 3.1.

3.2	CODE VIOLATIONS

If you violate the provisions of the Code, the Wells Fargo Mutual Funds have the right to impose on you one or more of the following penalties as they may deem appropriate:

•	censure you;

•	suspend your authority to act on behalf of the Wells Fargo Mutual Funds; and

•	recommend specific sanctions, such as disgorgement of profits and imposition of fines.

Note:	Both the violation and any imposed sanction will be brought before the Wells Fargo Mutual Funds’ Boards of Trustees.

3.3	ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES

At least annually, the Compliance Officer will provide written reports to the Board of Trustees of each Wells Fargo Mutual Fund as follows:

Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the code or procedures related thereto, including any material code or procedural violations, and any resulting sanction(s). The Compliance Officer may report to each Wells Fargo Mutual Fund’s Board more frequently as he or she deems necessary or appropriate, and shall do so as requested by each Board.

Certification. Each report must be accompanied by a certification to the Board that Funds Management has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

3.4	EFFECTIVE DATE OF THE CODE

The Code is effective April 20, 2005 and supercedes any prior versions of the Code.

APPENDIX A

Definitions

General Note

The definitions and terms used in the Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the

Code is not defined, you should follow the definitions and meanings in the

1940 Act or other federal securities laws, as applicable.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the “beneficial owner” of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as that under in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting security is presumed to give the holder thereof control over the company. This presumption may be countered by the facts and circumstances of a given situation.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

Independent Trustee means a trustee of a Wells Fargo Mutual Fund who is not an “interested person” of the Wells Fargo Mutual Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Personnel means any of the following individuals:

•	any Access Person of Funds Management who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Wells Fargo Mutual Fund;

•	any natural person who controls Funds Management and who obtains information concerning recommendations made to a Wells Fargo Mutual Fund regarding the purchase or sale of securities by the Wells Fargo Mutual Fund; and

•	any Access Person otherwise designated by the Compliance Officer in writing that such person is Investment Personnel.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Interested Trustee means a trustee of a Wells Fargo Mutual Fund who is an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security. Some examples of when pecuniary interest may apply for you or a Family Member are in securities (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

•	Your accounts or the accounts of Family Members

•	A partnership or limited liability company, if you or a Family Member is a general partner or a managing member

•	A corporation or similar business entity, if you or a Family Member has or shares investment control

•	A trust, if you or a Family Member is a beneficiary

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by other open-end investment companies, other than Wells Fargo Mutual Fund shares.

A Security held or to be acquired by a Wells Fargo Mutual Fund (or any Portfolio) means: (A) any security which, within the most recent 15 days (i) is or has been held by the Wells Fargo Mutual Fund (or any Portfolio), or (ii) is being or has been considered by the Wells Fargo Mutual Fund’s adviser or sub-adviser for purchase by the Wells Fargo Mutual Fund (or any Portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.

A security is being purchased or sold by a Wells Fargo Mutual Fund (or any Portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Wells Fargo Mutual Fund (or Portfolio) until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a Wells Fargo Mutual Fund (or any Portfolio) when a security is identified as such by an investment adviser or sub-adviser to the Wells Fargo Mutual Fund (or Portfolio).

WELLS FARGO MUTUAL FUNDS

ACKNOWLEDGEMENT AND CERTIFICATION

I certify that I have received, read, and understand that I am subject to the Wells Fargo Mutual Funds’ Code of Ethics and Policy on Personal Securities Transactions.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:

•	Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code

•	Employ any device, scheme or artifice to defraud any Wells Fargo Mutual Fund

•	Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Wells Fargo Mutual Fund

•	Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading

•	Engage in any manipulative practice with respect to any Wells Fargo Mutual Fund

I understand that, absent an exception to reporting, it is a violation of SEC Rules to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

Signature	Date

Name (Print)

The Acknowledgement and Certification form is due 10 days from the date of receipt. Signed copies must be submitted to the Compliance Officer.

WELLS FARGO MUTUAL FUNDS

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:

Calendar Quarter Ended:

Date Report Due:

Date Report Submitted:

Securities Transactions

If you had no securities transactions to report for the quarter, please check here.

Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

Securities Accounts If you opened a securities account during the quarter, please complete the table below.

If you did not open any securities accounts during the quarter, please check here.

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

By submitting this form via email, I certify that I have included in this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics. If submitting this form by hard-copy, please sign below.

Signature	Date

PLEASE SUBMIT FORM TO ANDREE THOMAS (FAX 979.0195, MAC A0103-122)

WELLS FARGO MUTUAL FUNDS

INITIAL HOLDINGS REPORT

Name of Reporting Person:

Date Person Became Subject to the Code’s Reporting Requirements:

Information in Report Dated As Of:	[Note: Date person became subject and as of date should be the same.]
Date Report Due:

Date Report Submitted:

Securities Holdings If you have no securities holdings to report, please check here. ?

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

Securities Accounts If you have no securities accounts to report, please check here.

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

By submitting this form via email, I certify that I have included in this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics. If submitting this form by hard-copy, please sign below.

Signature	Date

PLEASE SUBMIT FORM TO ANDREE THOMAS (FAX 979.0195, MAC A0103-122)

WELLS FARGO MUTUAL FUNDS.

ANNUAL HOLDINGS REPORT

Name of Reporting Person:

Information in Report Dated As Of:	[Note: Information should be dated no more than 30 days before report is submitted.]

Date Report Due:

Date Report Submitted:

Calendar Year Ended: December 31,

Securities Holdings If you have no securities holdings to report, please check here.

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

Securities Accounts If you have no securities accounts to report, please check here.

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

By submitting this form via email, I certify that I have included in this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics. If submitting this form by hard-copy, please sign below.

Signature	Date

PLEASE SUBMIT FORM TO ANDREE THOMAS (FAX 979.0195, MAC A0103-122)